STOCK PURCHASE AGREEMENT


            THIS STOCK PURCHASE AGREEMENT, dated as of September 14, 2000, by and between INFOCAST CORPORATION, a Nevada corporation (the "Company"), and SUN MICROSYSTEMS, INC. (the "Purchaser").

                                   WITNESSETH:

            WHEREAS, the Company proposes to sell, and the Purchaser desires to purchase, shares of Common Stock issued by the Company;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

           1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

            "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agreement" means this Agreement, as the same may be amended in accordance with its terms.

            "Balance Sheet" means the unaudited condensed consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2000.

            "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York, Borough of Manhattan, are authorized, required or permitted by law to close.

            "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock and warrants, options and similar rights to acquire such capital stock.

            "CERCLA"   means   the   Comprehensive    Environmental    Response,
Compensation, and Liability Act of 1980, as amended.

            "Code" means the Internal Revenue Code of 1986, as amended.

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            "Commission"  means the  Securities  and Exchange  Commission or any successor thereto.

            "Common Stock" means the common stock, par value $0.001 per share, of the Company.

            "Company Intellectual Property" means any Intellectual Property that is owned by, or exclusively licensed to, the Company and its Subsidiaries.

            "Company Products" means all software products or service offerings of the Company or any of its Subsidiaries.

            "Company  Registered   Intellectual   Property"  means  all  of  the
Registered Intellectual Property owned by, or filed in the name of, the Company or any of its Subsidiaries.

            "Environmental  Laws"  means all laws and  regulations  relating  to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Governmental Body" means any Federal, state, municipal, local or other governmental body, department, commission, board, bureau, agency or instrumentality, political subdivision or taxing authority, domestic or foreign.

            "Intellectual  Property"  means any or all of the  following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) domain names, uniform resource locators ("URLs") and other names and locators associated with the Internet ("Domain Names"); (v) industrial designs and any registrations and applications therefor; (vi) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor; (vii) all databases and data collections and all rights therein; (viii) all moral and economic rights of authors and inventors, however denominated, and (ix) any similar or equivalent rights to any of the foregoing (as applicable).

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale of receivables with recourse against the seller or any other person except account debtors, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute of any jurisdiction other than to reflect ownership by a third party of property leased to the Company or its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement), except for (i) liens for taxes, assessments, governmental charges or claims which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a

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reserve  or  other  appropriate  provision,  if any,  as shall  be  required  in conformity with generally  accepted  accounting  principles  ("GAAP") shall have
been  made  therefor:   (ii)   statutory   liens  of  landlords  and  carriers',
warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) liens incurred or deposits made to secure the performance of lenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); and (v) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its subsidiaries incurred in the ordinary course of business.

            "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business, results of operations or prospects of the Company and its Subsidiaries taken as a whole.

            "Permit" means all permits, licenses, orders, approvals, franchises, registrations and any other authorizations of any Governmental Body.

            "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

            "Plan" means (i) any  "employee  benefit plan" within the meaning of
Section 3(3) of ERISA, (ii) any profit sharing, pension, deferred compensation, bonus, stock option, stock purchase, other stock-based, severance, parachute, change in control, retainer, consulting, health, welfare or incentive plan, agreement or arrangement, whether legally binding or not, (iii) any plan or policy providing for "fringe benefits" to employees, including but not limited to, vacation, paid holidays, personal leave, employee discount, educational benefit or similar programs, or (iv) any employment agreement.

            "Requirement of Law" means any statute, law, ordinance, rule, regulation, order, decree, judicial or administrative decision or directive.

            "Registered Intellectual Property" means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any private, state, government or other legal authority.

            "Registration   Rights  Agreement"  means  the  Registration  Rights
Agreement among the Company and each Purchaser, of even date herewith, substantially in the form attached as Exhibit A hereto.

            "SEC Reports" means all forms, reports and documents filed by the Company with the Commission pursuant to the Securities Act and the Exchange Act.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Shares" means shares of Common Stock issued and sold pursuant to this Agreement.

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            "Shelf  Registration"  has the meaning set forth in the Registration
Rights Agreement.

            "State" means each of the states of the United States, the District of Columbia and the Commonwealth of Puerto Rico.

            "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

            "Taxes" means all taxes of any kind, including, without limitation, those on, or measured by or referred to as income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, ad valorem, import or export duties, sales, use, transfer, registration, value added, alternative, estimated or any other tax of any kind whatsoever, including any interest, penalty, fine or addition thereto, whether disputed or not, of any Governmental Body.

            "Tax Returns" means any report, return, estimate, declaration, information return or statement of any nature (including any amendments thereto) filed or required to be filed with a Governmental Body by the Company and its Subsidiaries with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Company and its Subsidiaries.

            "Transaction Documents" means, collectively, this Agreement and the Registration Rights Agreement, and any other instrument, certificate, agreement or other document executed or delivered in connection with any such document.
1.2 Accounting Terms. All accounting terms used herein and not expressly defined in this Agreement shall have the respective meanings given to them in accordance with generally accepted accounting principles applied on a consistent basis.

           1.2 Accounting Terms. All accounting terms used herein shall have the respective meanings given to them in accordance with generally accepted accounting principles applied on a consistent basis.

                                   ARTICLE II

                        AUTHORIZATION AND SALE OF SHARES

           2.1 Authorization of Shares. The Company has authorized the issuance and sale of up to 1,111,110 Shares.

           2.2 Purchase and Sale of Shares. In reliance upon the representations and warranties of the Company contained herein and subject to the satisfaction of the terms and conditions set forth herein, the Purchaser hereby agrees that it will purchase a number of Shares at such price as set forth in Sections 2.3 and 2.4 and, subject to the terms and conditions set forth herein, the Company hereby agrees to sell such Shares to the Purchaser.

           2.3 Purchase Price. At any Closing, the purchase price per Share (the "Purchase Price") shall be equal to 85% of the lesser of (i) the average closing price of the Common Stock for the 10 trading days prior to such Closing Date as reported on the OTC Bulletin Board or (ii) the closing price of the Common Stock on the trading day immediately preceding the Closing Date as reported on the OTC Bulletin Board.

           2.4 The Closing.


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           (a) The  purchase  and  sale of the  Shares  will  take  place at two closings (each a "Closing") at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304. The date of the first Closing (the "First Closing") is referred to herein as the "First Closing Date" and the date of the second Closing (the "Second Closing") is referred to herein as the "Second Closing Date" (each of the First Closing and the Second Closing, the "Closing Date").

           (b) At the First Closing, the Purchaser shall purchase that number of Shares equal to the quotient obtained by dividing (i) $1,000,000 by (ii) the Purchase Price.

           (c) At the Second Closing, the Purchaser shall purchase that number of Shares equal to the quotient obtained by dividing (i) $1,000,000 by (ii) the Purchase Price; provided, however, that the Purchaser shall be obligated to purchase Shares at a Second Closing only if, on the first anniversary of the First Closing Date:

               (i) the Company has met or exceeded the projections for "Total revenues" and "Net income before taxes" set forth on Exhibit A for each fiscal quarter since the First Closing Date;

               (ii) the per share  price of the Common  Stock  equals or exceeds
1.5 times the closing price of the Common Stock on the First Closing Date (as adjusted for stock splits, stock dividends, recapitalizations or the like) as reported on the OTC Bulletin Board; and

               (iii) since the First Closing Date, the Company has received Purchaser invoices of at least $5,000,000 (net of any returns) relating to the purchase of the Purchaser's products, services and technologies, including the Purchaser's servers, storage hardware and software and iPlanet products.

           (d) At the Closing, the Company shall deliver to the Purchaser, against payment of the Purchase Price therefor, a certificate representing the number of Shares purchased by the Purchaser from the Company.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company represents and warrants to the Purchaser that:

           3.1 Organization, Standing, etc. Each of the Company and its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own its assets and to carry on its business as presently conducted and (b) is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the nature of the properties owned or leased by it, or the nature of its activities makes such qualification and good standing necessary, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), business, prospects or properties of the Company. The Company has all requisite power and authority (x) to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents, (y) to issue the Shares in the manner and for the purpose contemplated by this Agreement and (z) to execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by it pursuant to or in connection with this Agreement or any of the other Transaction Documents.

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           3.2  Authorization  and  Execution.   The  execution,   delivery  and
performance of this Agreement and each of the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Each Transaction Document constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally, (b) equitable principles (whether considered in an action at law or in equity) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and (c) limitations imposed upon the specific enforceability of the indemnification provisions in the Registration Rights Agreement under certain
circumstances  under  state  or  federal  law  or  court  decisions   concerning
indemnification of a party against liability for its own wrongful or negligent acts or where such indemnification is contrary to public policy).

           3.3 Governmental Authorizations. Except for any required filings pursuant to federal and applicable state securities laws, the execution and delivery by the Company of this Agreement and each other Transaction Document and the issuance of and sale of the Shares by the Company, do not, and the consummation of the transactions contemplated hereby and thereby will not, require any approval, consent, waiver or authorization of, or filing or registration with, any Governmental Body or third Person. The Company has made or will make all filings required by federal and applicable state securities laws in connection with the offering of the Shares.

           3.4 Non-Contravention. The Company is not in violation or default of any provision of its Articles of Incorporation or Bylaws, nor is any Subsidiary in violation or default of any provision of comparable organizational documents. Neither the Company nor any of its Subsidiaries is in material violation or material default under any provision, instrument, judgment, order, writ, decree, contract or agreement to which it is a party or by which it is bound or of any Requirement of Law applicable to the Company or its Subsidiaries. To the Company's knowledge, neither the Company nor any of its Subsidiaries has received any notification of any asserted past or present failure by the Company or any Subsidiary to comply with any Requirement of Law. The execution, delivery and performance of this Agreement and each of the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby (including, without limitation, the use of the proceeds from the sale of the Shares) will not contravene or result in any such violation or be in conflict with or constitute a default under (or an event which, with notice or lapse of time, or both would conflict with or constitute or result in a default under) any such provision, instrument, judgment, order, writ, decree, contract or agreement or require any consent, waiver or approval thereunder, or constitute an event that results in the creation of any Lien upon any assets of the Company or any of its Subsidiaries.

           3.5 Capitalization.

               (a) The authorized Capital Stock of the Company consists of 200,000,000 shares, consisting of 100,000,000 shares of Common Stock, of which 29,102,174 shares are issued and outstanding, and 100,000,000 shares of Preferred Stock, none of which are issued and outstanding. Except for options to purchase 6,141,602 shares of Common Stock, warrants to purchase 6,458,667 shares of Common Stock, convertible debentures to purchase 1,160,000 shares of Common Stock and shares of Infocast Canada Corporation exchangeable for 3,053,162 shares of Common Stock, there are no outstanding securities of the Company convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company, there are no outstanding or authorized options, warrants, calls, subscriptions, subscription rights, commitments or any other agreements of any character obligating the Company to issue any shares of its Capital Stock or any securities convertible into or evidencing the right to purchase or subscribe for any

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shares of such stock, and there are no agreements or understandings with respect to the voting, sale, transfer or registration of any shares of Capital Stock of the Company, other than the Registration Rights Agreement. No outstanding options, warrants or other securities exercisable for or convertible into shares of Capital Stock of the Company require anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

               (b) The issued and outstanding shares of Capital Stock of the Company are duly authorized, validly issued, fully paid and nonassessable. The Shares to be issued pursuant to this Agreement will be, upon receipt by the Company of the consideration therefor, (i) validly issued, fully paid and nonassessable, (ii) free and clear of all Liens, other than any created by the holder thereof, and (iii) assuming that the representations and warranties of the Purchasers in Article IV hereof are true and correct, issued in compliance with all applicable federal and state securities laws, as presently in effect.

               (c) The Company's Subsidiaries are Infocast Canada Corporation, Homebase Work Solutions Ltd. and Cheltenham Technologies (Bermuda). The outstanding shares of Capital Stock of each Subsidiary are validly issued, fully paid and nonassessable and all such shares represented as being owned by the Company are owned by it free and clear of all Liens. There are no outstanding securities of any Subsidiary convertible into or evidencing the right to purchase or subscribe for any shares of Capital Stock of any Subsidiary, there are no outstanding or authorized options, warrants, calls, subscriptions, subscription rights, commitments or any other agreements of any character obligating any Subsidiary to issue any shares of its Capital Stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no agreements or understandings with respect to the voting, sale, transfer or registration of any shares of Capital Stock of any Subsidiary. Other than the Subsidiaries, the Company does not own or hold, directly or indirectly, any Capital Stock or equity security of, or any equity interest in, any corporation, partnership or other business entity.

           3.6 Litigation. Except as set forth in the Company's SEC Reports, there is no material action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, nor is there any basis for the foregoing. No action, suit, proceeding or investigation questions the validity of the Transaction Documents or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any material order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality. There is no material action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or that the Company or any of its Subsidiaries intends to initiate.

           3.7 Investment Company. The Company is not and, after giving effect to the sale and issuance of the Shares pursuant to this Agreement, will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

           3.8 SEC Reports; Financial Statements.

                (a) Since December 12, 1999, the Company has filed all SEC Reports required to be filed by it pursuant to the federal securities laws and the rules and regulations thereunder, all of which have complied with all applicable requirements of the Securities Act and the Exchange Act. None of the SEC Reports filed since December 12, 1999, including in each such case without limitation the Financial Statements (hereinafter defined) or schedules included therein, at the time filed, or if subsequently amended, at the time so amended, contained any untrue statement of a material fact

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or omitted to state a material fact  required to be stated  therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (b) The consolidated balance sheets and the related consolidated statements of operations, shareholders' equity and changes in financial position (including the related notes thereto) of the Company and its Subsidiaries included in the SEC Reports (the "Financial Statements"), present fairly the consolidated financial position of the Company and its Subsidiaries as of their respective dates, and for the periods presented therein, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Except as set forth in the Balance Sheet, the Company and its Subsidiaries have no liabilities, contingent or otherwise, that would be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles, other than liabilities incurred in the ordinary course of business subsequent to June 30, 2000. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles. The books and records of the Company accurately reflect in all material respects the transactions to which the Company or any of its Subsidiaries is a party or by which any of their properties are subject or bound, and such books and records have been properly maintained.

           3.9 No Material Adverse Changes, etc. Except as set forth on Schedule 3.9, subsequent to the date of the Balance Sheet, there has not been (a) any material adverse change in the business, property or assets, or the results of operations, condition (financial or otherwise), earnings, or business prospects of the Company and its Subsidiaries taken as a whole, (b) any transaction
(including any acquisition of, or agreement to acquire, any of the assets or stock of any other business) which is material to the Company and its Subsidiaries taken as a whole, (c) any obligation, direct or contingent, incurred by the Company or any of its Subsidiaries which is material to the Company and its Subsidiaries taken as a whole, (d) any change in the Capital Stock or outstanding indebtedness of the Company or any of its Subsidiaries, or
(e) any dividend or distribution of any kind declared, paid or made on the Capital Stock of the Company or its Subsidiaries. The Company and its Subsidiaries have no material contingent obligations which are not disclosed in the SEC Reports.

           3.10 Title to Properties; Encumbrances; Leases. The Company and each of its Subsidiaries has good and marketable title to all of its material tangible assets and properties, free and clear of any Liens. There are no existing agreements, options, commitments or rights with, of or to any Person to acquire any of the assets or properties of the Company or any of its Subsidiaries or any interest therein except for those entered into the ordinary course of business. The Company and its Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the SEC reports.

           3.11 Tax Matters.

                (a) The Company and its Subsidiaries have filed all material Tax Returns required to be filed by applicable laws in respect of all periods up through and including the Closing. All Tax Returns were true, complete and correct in all material respects and filed on a timely basis (including any extensions of time within which to file any Tax Return to which the Company and its Subsidiaries are entitled). The Company and its Subsidiaries have paid all Taxes that are due, or claimed or asserted by any taxing authority to be due, from the Company and its Subsidiaries for the periods covered by the Tax Returns or otherwise due and payable up through and including the Closing, except for any taxes which are being protested in good faith by the Company and its Subsidiaries in accordance with the procedures specified by the appropriate taxing authority.

                (b) The Company and its Subsidiaries have established on the Company's books and records reserves adequate to pay all Taxes not yet due and payable (which include Taxes in respect of periods ending on or before the Closing which have not been paid).

                (c) There are no Liens outstanding against any of the assets, properties or business of the Company and its Subsidiaries that arose in connection with the failure or alleged failure to pay any Taxes.

           3.12 Permits and Other Operating Rights. The Company possesses all material licenses, clearances, authorizations and Permits from Governmental Bodies or other third Persons necessary or required to conduct its business as now being conducted. Each such license, clearance, authorization and Permit is currently valid and effective in accordance with its terms and there is not any existing default or threatened termination, revocation or limitation of any such license, clearance, authorization or Permit by the Governmental Body or other third Person issuing or authorizing the same.

           3.13 Labor Difficulties. The Company and its Subsidiaries are and have been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and the Company and its Subsidiaries have not been charged with any violation nor, to the Company's knowledge, are under investigation with respect to any claims of unfair labor practices or of violations of the Requirements of Law relating to occupational health, safety and terms and conditions of employment. There is not pending, or to the knowledge of the Company, threatened, any labor dispute, strike or work stoppage or slow down involving the current employees of the Company. No actions, claims, proceedings or investigations relating to employment have been brought, are pending or, to the Company's knowledge, are threatened, by or before any Governmental Body including, without limitation, the National Labor Relations Board or the Equal Employment Opportunity Commission. The Company believes that its relationships with its employees are good. Neither the Company nor any of the Subsidiaries is, nor have any of them been, a party to, nor are any of them engaged in discussions contemplating, any collective bargaining agreement.

           3.14 Environmental Matters. The Company and its Subsidiaries have not been, and are not, in material violation of any federal, state or local Environmental Laws applicable to it or its business, assets or properties, or any material limitations, restrictions, conditions, standards, obligations or timetables contained in any Environmental Law or any Requirement of Law issued, entered, promulgated or approved thereunder. No notice or action alleging such violation is pending or, to the Company's knowledge, threatened, and no past or present condition or practice of the businesses conducted by the Company would prevent continued compliance with applicable Permits or give rise to any common law or statutory liability or otherwise form the basis of any claim, action or proceeding with respect to the Company or any of its Subsidiaries involving any pollutant or hazardous, toxic or dangerous material or waste. To the Company's knowledge, the Company and its Subsidiaries have no material liability, present or past, under CERCLA including, without limitation, as the result of its ownership or operation of any "facility" as defined in CERCLA, or its arrangement for disposal, treatment or transport of "hazardous substances," also as defined in CERCLA or petroleum products or by-products.

           3.15 Insurance. The Company and its Subsidiaries maintain insurance of the types and in amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, all of which insurance is in full force and effect.

           3.16 Transactions with Affiliates. Except as disclosed in the Company's SEC Reports, there is (a) no outstanding note payable to, or account receivable from, or advance by the Company to, and the Company is not otherwise a creditor of, or with respect to, any Affiliate or beneficial owner of five or more percent of the Company's outstanding capital stock of the Company, (b) no outstanding note payable from, or account payable from or advance to the Company from, and the Company is not otherwise a debtor of, any Affiliate or beneficial owner of five or more percent of the Company's outstanding capital stock, and
(c) no contract, agreement, obligation or arrangement between the Company and any Affiliate or beneficial owner of five or more percent of the Company's outstanding capital stock. No Affiliate or shareholder of the Company owns any material asset, tangible or intangible, which is used in the business of the Company. Neither the Company nor any Affiliate has any direct or indirect interest in any competitor, supplier or customer of the Company or in any Person with whom the Company is doing business.

           3.17 Finders or Brokers. No broker, investment banker, financial advisor, finder, intermediary or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement or by any of the other Transaction Documents.

           3.18 Solicitation. Assuming the accuracy of the representations and warranties of the Purchaser as contained herein, (a) no form of general solicitation or general advertising within the meaning of Rule 502(i) under the Securities Act was used by the Company or any other Person acting on behalf of the Company in connection with the offer and sale of the Shares, (b) neither the Company nor any of its Subsidiaries has taken or will take, and neither the Company nor any of its Subsidiaries has authorized or will authorize any Person to take, any action which would require registration of the offer and sale of the Shares to the Purchaser pursuant to this Agreement under the Securities Act, and (e) it is not necessary in connection with the offer and sale of the Shares to register the Shares under the Securities Act.

           3.19 Registration Rights. Except as set forth in the Registration Rights Agreement and on Schedule 3.19 hereto, no Person has the right to include any securities in any Shelf Registration described in the Registration Rights Agreement. Upon issuance of the Shares, the Purchaser will have the registration rights set forth in the Registration Rights Agreement.

           3.20 Disclosure. Neither this Agreement nor any other Transaction Document, or any schedule or Exhibit hereto or thereto, contains any untrue statement of a material fact or omits to state a material fact required to be contained therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no facts known to the Company that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

           3.21 ERISA. Each Plan which the Company or any Subsidiary has established or maintained or to which the Company or any Subsidiary is required to contribute is in compliance in all material respects with all applicable provisions of ERISA and the Code, and the rules and regulations thereunder. There have been no "prohibited transactions" under ERISA with respect to the Plans which would result in any material liability to the Company or any Subsidiary under ERISA or the Code. Neither the Company nor any Subsidiary has incurred any material "accumulated funding deficiency" within the meaning of ERISA or incurred any material liability to the Pension Benefit Guaranty Corporation (the "PBGC") in connection with a Plan (or other class of benefit which the PBGC has elected to insure) established or maintained by the Company or any Subsidiary.

           3.22 Stabilization. Neither the Company nor any Subsidiary has taken, and each of the Company and the Subsidiaries will use their respective best efforts to cause each of their respective officers, directors and Affiliates not to take, directly or indirectly, any action designed to or which has constituted or which would reasonably be expected to cause or result in, stabilization or manipulation under the Exchange Act of the price of any Capital Stock of the Company.

           3.23 Intellectual Property.

                (a) No Company Intellectual Property or Company Product is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by the Company or any of its subsidiaries, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product.

                (b) Each material item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property.

                (c) The Company owns and has good and exclusive title to, each material item of Company Intellectual Property owned by it free and clear of any lien or encumbrance (excluding non-exclusive licenses and related restrictions granted in the ordinary course). Without limiting the foregoing: (i) the Company is the exclusive owner of all material trademarks and material trade names used in connection with the operation or conduct of the business of the Company and its subsidiaries, including the sale, distribution or provision of any Company Products by the Company or its subsidiaries; (ii) the Company owns exclusively, and has good title to, all copyrighted works that are Company Products or which the Company or any of its subsidiaries otherwise purports to own; and (iii) to the extent that any Patents would be infringed by any Company Products, Company is the exclusive owner of such Patents.

                (d) To the extent that any material technology, software or Intellectual Property has been developed or created independently or jointly by a third party for the Company or any of its subsidiaries or is incorporated into any of the Company Products, the Company has a written agreement with such third party with respect thereto and the Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a perpetual, non-terminable license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

                (e) Neither the Company nor any of its Subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is material Company Intellectual Property, to any third party, or knowingly permitted the Company's rights in such material Company Intellectual Property to lapse or enter the public domain.

                (f) All material contracts,  licenses and agreements relating to either (i) Company Intellectual Property or (ii) Intellectual Property of a third party licensed to the Company or any of its Subsidiaries, are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. Each of the Company and its Subsidiaries is in material compliance with, and has not materially breached any term of any such contracts, licenses and agreements and, to the knowledge of the Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements.

                (g) The operation of the business of the Company and its Subsidiaries as such business currently is conducted, including (i) the Company's and its Subsidiaries' design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of the Company and its Subsidiaries

(including Company Products ) and (ii) the Company's use of any product, device or process, has not, does not and, to its knowledge, will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

                (h) Neither the Company nor any of its Subsidiaries has received notice from any third party that the operation of the business of the Company or any of its Subsidiaries or any act, product or service of the Company or any of its Subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

                (i) To the knowledge of the Company, no person has or is infringing or misappropriating any Company Intellectual Property.

                (j) The Company and each of its Subsidiaries has taken reasonable steps to protect its and its Subsidiaries' rights in the Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company or any of its subsidiaries, and, without limiting the foregoing, each of the Company and its Subsidiaries has and uses its best efforts to enforce a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to the Purchaser and all current and former employees and contractors of the Company and any of its Subsidiaries have executed such an agreement.

           3.24 Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

           4.1 Private Placement.

               (a) The  Purchaser  understands  and agrees with the Company that
(i) the offer and sale of the Shares is intended to be exempt from registration under the Securities Act by virtue of the provisions of Section 4(2) of the Securities Act and Rule 506 promulgated by the Commission thereunder and (ii) there can be no assurance that the Purchaser will be able to sell or dispose of the Shares.

               (b) The Purchaser represents and warrants to the Company that:

                   (i) the Shares to be acquired by it pursuant to this Agreement are being acquired for its own account and without a view to the distribution or resale of such Shares or any interest therein; provided that the provisions of this Section shall not prejudice the Purchaser's right at all times to sell or otherwise dispose of all or any part of the Shares so acquired by it pursuant to a registration under the Securities Act or an exemption from such registration available under the Securities Act;

                   (ii) the Purchaser is an "accredited investor" as such term is defined in Regulation D promulgated by the Commission under the Securities Act;

                   (iii) the Purchaser is not a broker or dealer (as defined in sections 3(a)(4) and 3(a)(5) of the Exchange Act), member of a national securities exchange, or person associated with a broker or dealer as defined in
Section 3(a)(18) of the Exchange Act, other than a business entity controlling or under common control with such broker, dealer, member or associated person;

                   (iv)  the  execution,   delivery  and   performance  of  this
Agreement is within the Purchaser's powers (corporate or otherwise) and has been duly authorized by all requisite action (corporate or otherwise);

                   (v) the Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and the Purchaser is capable of bearing the economic risks of such investment and is able to bear a complete loss of its investment in the Shares;

                   (vi) in evaluating the suitability of an investment in the Shares, the Purchaser has not relied upon any representations or other information (whether oral or written) made by or on behalf of the Company other than as set forth in the SEC Reports, this Agreement and the other Transaction Documents;

                   (vii) the Purchaser has adequate means of providing for its current needs and contingencies and has no need for liquidity in its investment in the Company;

                   (viii) the Purchaser confirms that the Company has made available to Purchaser the opportunity to ask questions of, and receive answers from, the Company concerning the Company and the activities of the Company;

                   (ix) the Purchaser has been advised that this offering has not been registered with, or reviewed by, the Commission as this offering is intended to be a non-public offering pursuant to section 4(2) of the Securities Act or Regulation D promulgated by the Commission thereunder. The Purchaser understands that no securities administrator of any state has made any finding or determination relating to the fairness of this investment and that no securities administrator of any state has recommended or endorsed, or will recommend or endorse, the offering of the Shares. The Purchaser represents that its Shares are being purchased for its own account, for investment purposes only and not with a view towards distribution or resale to others;

                   (x) the Purchaser acknowledges that no general solicitation or general advertising (including communications published in any newspaper, magazine or other broadcast) has been received by it and that no public solicitation or advertisement with respect to the offering of the Shares has been made to it;

                   (xi) the Purchaser has relied solely upon the advice of his own tax and legal advisors with respect to the tax and other legal aspects of this investment; and

                   (xii) the Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to its net worth; its investment in the Company will not cause such overall commitment to become excessive; and it can afford to bear the loss of its entire investment in the Company.

                                    ARTICLE V

                            DELIVERIES BY THE COMPANY

           5.1 Company Deliveries. At the Closing, the Company shall have delivered to the Purchaser the following:

               (a) an opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP, counsel to the Company, in form and substance satisfactory to counsel for the Purchaser;

               (b) a certificate representing the Shares; and

               (c) an executed copy of the Registration Rights Agreement.

                                   ARTICLE VI

                           DELIVERIES BY THE PURCHASER

           6.1 Purchaser Deliveries. At the Closing, the Purchaser shall have delivered to the Company the following:

                (a) the Purchase Price for the Shares as provided in Section 2.2 hereof; and

                (b) an executed copy of the Registration Rights Agreement.

                                  ARTICLE VII

                                    COVENANTS

           7.1 Furnishing of Information. So long as any Shares remain issued and outstanding and held by the Purchaser, an Affiliate of the Purchaser or a permitted transferee of the Purchaser or any Affiliate, and upon the request of any holder of Shares, the Company will furnish to such holder any documents filed by the Company pursuant to section 13, 14 or 15(d) of the Exchange Act, and any annual, quarterly or other reports furnished to the Company's public security holders and such additional information regarding the financial position or business of the Company as such holder may reasonably request; provided that if the Company is not subject to the requirements of section 13, 14 or 15(d) of the Exchange Act, the Company will promptly furnish to each such holder:

                (a) as soon as available and in any event within one hundred twenty (120) days after the end of the Company's fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related audited statements of operations, shareholders' equity and cash flows, in each case in reasonable detail setting forth comparative figures for the preceding fiscal year, accompanied by an opinion of an independent public accounting firm of nationally recognized standing selected by the Company, which opinion shall state that such accounting firm's audit was conducted in accordance with generally accepted auditing standards, and all such financial statements shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods reflected therein except as stated therein;

                (b) as soon as available and in any event within sixty (60) days after the end of each of the first three quarters of each fiscal year of the Company, a copy of the unaudited condensed consolidated balance sheet of the Company and its Subsidiaries as at the end of each such period and the related unaudited condensed consolidated statements of operations, shareholders' equity and cash flows of the Company and its Subsidiaries for such period and for the elapsed period in such fiscal year, in each case in reasonable detail and stating in comparative form the figures as of the end of and for the comparable periods of the preceding fiscal year, and all such financial statements shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods reflected therein except as stated therein and shall be accompanied by a certificate of the Company's chief financial officer to such effect; and

                (c) each financial  statement delivered pursuant to this Section
7.1 shall be accompanied by a brief informal narrative description of material business and financial trends and developments and significant transactions that have occurred in the appropriate period or periods covered thereby similar to the Management's Discussion and Analysis required by Item 303 of Regulation S-K under the Exchange Act.

           7.2 Legends; Opinions Requirement. The Purchaser hereby agrees with the Company as follows:

           The certificates evidencing the Shares and each certificate issued in transfer thereof, will bear the following legend and any applicable legend required by any other Transaction Document:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION, EXCEPT UPON DELIVERY TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER."

            If the Purchaser desires to sell or otherwise dispose of all or any part of the Shares owned by it under an exemption from registration under the Securities Act, then if requested by the Company, such Purchaser shall deliver to the Company an opinion of counsel that such exemption is available, provided, however, that the Company shall not request an opinion of counsel with respect to (i) a transfer not involving a change in beneficial ownership or (ii) a transfer to an Affiliate.

           7.3 Removal of Legend. Any legend endorsed on a certificate pursuant to Section 7.2 hereof, and any stop transfer instructions and record notations with respect thereto shall be removed and the Company shall issue a certificate without such legend to the holder thereof at such time as (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) promulgated by the Commission under the Securities Act, or (c) such securities are otherwise sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions with respect to such securities are removed upon the consummation of such sale and the seller of such securities provides the Company an opinion of counsel, which shall be in form and content reasonably satisfactory to the Company, to the effect that such securities in the hands of the purchaser thereof are freely transferable without restriction or registration under the Securities Act in any public or private transaction.

           7.4 Rule 144. So long as the Shares are held by the Purchaser, an Affiliate of the Purchaser or a permitted transferee of the Purchaser or any Affiliate, the Company agrees to timely file the reports required to be filed by it under the Securities Act and the Exchange Act, to the extent required from time to time to enable each Purchaser to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided in (a) Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Purchaser, the Company will deliver a written statement as to whether it has complied with such requirements.

           7.5 OTC. So long as the Shares are held by the Purchaser, an Affiliate of the Purchaser or a permitted transferee of the Purchaser or any Affiliate, the Company agrees to use its reasonable efforts to maintain the listing of its Common Stock on the OTC Bulletin Board or any nationally recognized exchange.

                                  ARTICLE VIII

                                  MISCELLANEOUS

           8.1 Notices. All notices, advises and communications to be given or otherwise made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument delivered in person, sent by air courier or sent by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by the addressee to the other parties listed below:

            If to the Company:

                   Infocast Corporation
                   One Richmond Street West
                   Suite 902
                   Toronto, Ontario M5H 3WA
                   Attn: President and Chief Executive Officer

            with a copy to:

                   Olshan Grundman Frome Rosenzweig & Wolosky LLP
                   505 Park Avenue
                   New York, NY 10022
                   Attn: Jeffrey Spindler, Esq.

            If to the Purchaser, to:

                   Sun Microsystems, Inc.
                   901 San Antonio Road
                   Palo Alto, CA 94303
                   Attn: Laura Fennell, Esq., Vice President, Legal

            with a copy to:

                   Wilson Sonsini Goodrich & Rosati
                   650 Page Mill Road
                   Palo Alto, CA 94304
                   Attn: Katharine Martin, Esq.

All such notices, advises and communications shall be deemed to have been received, (a) in the case of personal delivery, on the date of such delivery,
(b) in the case of delivery by air courier, on the business day following the day of dispatch and (c) in the case of mailing, on the third business day following such mailing.

           8.2 Amendment; Waiver. Neither this Agreement nor any provision hereof may be amended, modified, supplemented or waived, except by a written instrument executed by the Company and the Purchaser.

           8.3 Survival of Representations and Warranties. All representations and warranties made in, pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the Purchaser, and the sale and purchase of the Shares and payment therefor until the end of the applicable statute of limitations period.

           8.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

           8.5 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. No party hereto may delegate its obligations under this Agreement without the prior written consent of the other parties hereto.

           8.6 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede and cancel all prior representations, alleged warranties, statements, negotiations, undertakings, letters, acceptances, understandings, contracts and communications, whether verbal or written, among the parties hereto and thereto or their respective agents with respect to or in connection with the subject matter hereof.

           8.7 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

           8.8 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the undersigned has executed this Stock Purchase Agreement as of the date written above.

                                           "COMPANY"

                                           INFOCAST CORPORATION



                                           By: /s/ James Leech
                                               ---------------------------------
                                           Name: James Leech
                                           Title: President



                                           "PURCHASER"

                                           SUN MICROSYSTEMS, INC.



                                           By:_________________________________

                                           Name:_______________________________

                                           Title:______________________________

                                    Exhibit A

                      Form of Registration Rights Agreement